Exhibit 1.1
Equity One, Inc.
$125,000,000
6.25% Senior Notes due 2017
Underwriting Agreement
August 9, 2006
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
As Representatives of the
Several Underwriters
Ladies and Gentlemen:
     Equity One, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and each of its subsidiaries named in the Prospectus (as defined below) as a Guarantor (each a “Guarantor” and collectively, the “Guarantors”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom the Underwriters named as Representatives on Schedule I (the “Representatives”) are acting as representatives, the principal amount of its debt securities identified on Schedule I hereto (the “Securities”) to be issued under an Indenture, dated as of September 9, 1998 (the “Base Indenture”), as supplemented by nine Supplemental Indentures thereto and which is expected to be further amended and supplemented by Supplemental Indenture No. 10 (the Base Indenture, including such ten Supplemental Indentures, being referred to hereafter collectively as the “Indenture”), between the Company, the Guarantors named therein and SunTrust Bank, as trustee (the “Trustee”). The Securities will be unconditionally guaranteed as to the payment of principal and interest (each, a “Guarantee” and, collectively, the “Guarantees”) by the Guarantors. To the extent there are no additional Underwriters listed on Schedule I other than the Representatives, the terms Representatives shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either singular or plural as the context requires. Certain terms used herein are defined in Section 18 hereof.
     The Company and the Guarantors have jointly filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-132227) covering the registration of the Securities and the Guarantees under the Securities Act of 1933, as amended (the “1933 Act”). The registration statement is effective under the 1933 Act and the rules and regulations thereunder (the “1933 Act Regulations”). No post-effective amendment to the registration statement has been filed as of the date of this Agreement. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B of the 1933 Act is referred to as “Rule 430B Information.” Each prospectus, including the base prospectus dated March 6, 2006, the preliminary prospectus supplement dated August 9, 2006 and any other preliminary prospectus supplement, and including the documents incorporated by reference therein, used in connection with the offering of Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference thereto pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations (including the Rule 430B Information) is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein, and the base prospectus dated March 6, 2006, including the documents incorporated by reference therein, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     1 Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(b) hereof, and as of the Closing Time referred to in Section 3 hereof, and agrees with each Underwriter, as follows:
     (a) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, each of the Company and the Guarantors was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof, and the Securities and the Guarantees, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Guarantors on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.
     At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of

Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (b) The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on March 6, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     Any offer that is a written communication relating to the Securities or the Guarantees made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
     At the time the Original Registration Statement became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     The Prospectus, and any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all substantive respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time (as defined below), the Statutory Prospectus (as defined below), any Issuer Free Writing Prospectus (as defined below) identified on Schedule II hereto and the information included on Schedule III hereto, all considered together (collectively, the “Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or the Prospectus or any amendments or supplements thereto, or the Disclosure Package made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Representatives expressly for use in the Registration Statement, or the Prospectus, or any amendments or supplements thereto, or the Disclosure Package, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 5(q) hereof.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 12:10 p.m. (Eastern time) on August 9, 2006 or such other time as agreed by the Company and the Representatives.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Statutory Prospectus” as of any time means the base prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus or supplement thereto deemed to be a part thereof.
     (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in such documents, (a) at the time the Original Registration Statement became effective, (b) as of the Applicable Time, (c) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (d) at the Closing Time did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (d) Each Issuer Free Writing Prospectus attached to Schedule II hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date of which the Company notified or notifies the Representatives as described in Section 5(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 5(q) hereof.

     The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the preliminary prospectus supplement dated August 9, 2006 and filed with the Commission pursuant to Rule 424(b), the Prospectus and the Issuer Free Writing Prospectus attached as Schedule II hereto.
     (e) The Indenture, on the date of filing thereof with the Commission and at the Closing Time, conformed or will conform in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “1939 Act), and the rules and regulations of the Commission thereunder (the “1939 Act Regulations”). A Statement of Eligibility on Form T-1 (“Form T-1”) relating to the Indenture has been qualified under the 1939 Act and no stop order suspending the effectiveness of the Form T-1 is in effect and no proceedings for such purpose are pending before or to the Company’s knowledge are threatened by the Commission.
     (f) The Company, each subsidiary of the Company that is a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act (each, a “Significant Subsidiary”) and each subsidiary of the Company that owns any real property (each, a “Property Subsidiary”) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, partnership or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus. Each of the Company, the Significant Subsidiaries and the Property Subsidiaries is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification except in any case in which the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its subsidiaries or their properties, taken as a whole (a “Material Adverse Effect”).
     (g) All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each Significant Subsidiary and each Property Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable. Except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Significant Subsidiaries and the Property Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries of the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (h) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus as of the date or dates stated therein, and the Securities and the Guarantees will conform to the description thereof contained in the Disclosure Package and the Prospectus.
     (i) The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture. When duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to, and paid for by, the Underwriters pursuant to this Agreement, the Securities will be valid and legally binding obligations of the

Company entitled to the benefit of the Indenture and will be enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law) and (iii) the discretion of the court before which any proceeding therefor may be brought (clauses (i), (ii) and (iii) are collectively referred to as the “Enforceability Limitations”). The Indenture (including each supplemental indenture, including Supplemental Indenture No. 10) has been, and prior to the issuance of the Securities will be, duly qualified under the 1939 Act, and will be duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Limitations.
     (j) Each Guarantee has been duly authorized, executed and delivered by the applicable Guarantor and constitutes a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms, subject to the Enforceability Limitations.
     (k) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in the Disclosure Package and the Prospectus under the headings “Material Federal Income Tax Considerations”, “Description of Debt Securities” and “Risk Factors” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (l) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.
     (m) The Company has operated, for all periods from and after January 1, 1995, and intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), including the taxable year in which sales of the Securities are to occur.
     (n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as have been obtained under the 1933 Act, the 1939 Act, real estate syndication laws and such as may be required under the rules of the National Association of Securities Dealers and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and the Company and each Guarantor has full power and authority to authorize, issue and sell the Securities and Guarantees to be offered by it as contemplated by this Agreement and the Indenture.
     (p) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it, other than those the failure to possess or own would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
     (q) Neither the execution or delivery of this Agreement or the Indenture, the issue and sale of the Securities and the Guarantees nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or articles or certificate of formation, bylaws, partnership agreement, limited liability company agreement or other organizational documents of the Company or any of its subsidiaries, (ii) except as set forth in the Disclosure Package and the Prospectus, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject where such conflict, breach or violation would have a Material Adverse Effect, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties where such conflict, breach or violation would have a Material Adverse Effect.
     (r) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those listed on Schedule 1(r), all of which have been effectively waived or are inapplicable to the offering hereby, and those pursuant to the Registration Rights Agreement, dated January 1, 1999, by and between William L. Mack, David Mack, Earle Mack, Frederic Mack, and Robert A. Elkins, doing business as Frankline Development Co., and the Company.
     (s) The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.
     (t) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby or in a supplement filed with the Commission prior to the Execution Time, (A) there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, (B) other than those arising in the ordinary course of business, there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (u) Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties, the ultimate determination of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities. No such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.
     (v) None of the Company, the Significant Subsidiaries or the Property Subsidiaries is in violation or default of any provision of its charter or articles or certificate of formation, bylaws, partnership agreement, limited liability company agreement or other organizational documents. Neither the Company nor any of its subsidiaries is in violation or default of (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the cases of clause (i) or (ii) for such violations or defaults that have been disclosed in the Disclosure Package and the Prospectus or that would not have a Material Adverse Effect.
     (w) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (x) Except as disclosed in the Disclosure Package and the Prospectus, the Company and the Property Subsidiaries have good and marketable fee simple title to or leasehold title in all real properties and all other properties and assets owned or leased by them, in each case free from liens, encumbrances and defects that would have a Material Adverse Effect; except as disclosed in the Disclosure Package and the Prospectus, no tenant under any lease to which the Company or any Property Subsidiary lease any portion of its property is in default under such lease, except in any case where such default would not have a Material Adverse Effect; each of the properties of any of the Company or the Property Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a Material Adverse Effect; and neither the Company nor any of the Property Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company or the Property Subsidiaries except in any case where such action or proceeding would not have a Material Adverse Effect.
     (y) Title insurance in favor of the Company and the Property Subsidiaries is maintained with respect to each shopping center property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

     (z) The mortgages and deeds of trust encumbering the properties and assets described in the Disclosure Package and the Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries hold a participating interest therein, (ii) except as set forth in the Disclosure Package and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company or any of its subsidiaries.
     (aa) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company and the Guarantors or sale by the Company and the Guarantors of the Securities and the Guarantees.
     (bb) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (cc) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
     (dd) Each of the Company, the Significant Subsidiaries and the Property Subsidiaries and each of their respective properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company, the Significant Subsidiaries and the Property Subsidiaries or their respective properties, businesses, assets, employees, officers and directors are in full force and effect, except for the failure to insure or lapses in policies which would not have a Material Adverse Effect.
     (ee) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, except for such failures that singly or in the aggregate would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (ff) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (gg) The Company has established and maintains “internal control over financial reporting” and “disclosure controls and procedures,” in each case as required by Rule 13a-15 under the 1934 Act. To the knowledge of the Company, the Company’s internal control over financial reporting and disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were designed and established. Based on the most recent evaluation of the Company’s internal control over financial reporting, all significant deficiencies and material weaknesses in the design or operation of the internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data required to be disclosed by the Company in its 1934 Act reports within the time periods specified in the 1934 Act, and any fraud, whether or not material, that involves management or other employees who have a significant role in such internal control over financial reporting, have been reported to the Company’s auditors and the audit committee of the board of directors.
     (hh) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (ii) The Company and its Property Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment and Hazardous Materials (as defined herein), including, but not limited to the generation, recycling, reuse, sale, storage, handling, transport and disposal of Hazardous Materials (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Materials, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the Property Subsidiaries has been named as a “potentially responsible party” under any Environmental Laws, including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (jj) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Property Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

     (kk) The Company (i) does not have any material lending or other relationship with any banking or lending affiliate of an Underwriter except as set forth on Schedule I and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any such affiliate except as set forth in the Disclosure Package and the Prospectus.
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities and Guarantees set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price of 98.867% of such principal amount.
     3. Delivery and Payment. Delivery of and payment for the Securities and the Guarantees shall be made at 10:00 a.m. (Eastern time), New York City time, on August 18, 2006, or at such time on such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date being herein called the “Closing Date” and such time of delivery and payment for the Securities being herein called the “Closing Time”). Delivery of the Securities and Guarantees shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds. Delivery of the Securities and the Guarantees shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     4. Offering By Underwriters. The Company understands that the several Underwriters propose to offer the Securities and Guarantees for sale to the public as set forth in the Prospectus.
     5. Agreements. The Company and each Guarantor agrees with the several Underwriters that:
     (a) Until the distribution of the Securities by the Underwriters is complete, the Company, subject to Section 5(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
     (b) Until the distribution of the Securities by the Underwriters is complete, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representatives and attached as Schedule III hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two Business Days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.
     (c) The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (d) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or retained by the Company under Rule 433; provided, however, that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectus attached as Schedule II and the Final Term Sheet. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (i) (A) is not an “issuer free writing prospectus” as defined in Rule 433, and (B) contains only (x) information describing the preliminary terms of the Underwritten Securities or their offering or (y) information that describes the final terms of the Underwritten Securities of their offering and that is included in the Final Term Sheet of the Company contemplated in Section 5(b) or (ii) constitutes a “bona fide electronic road show” within the meaning of Rule 433(h)(5) of the 1933 Act Regulations relating to the offering of the Securities; provided that each Underwriter severally covenants with the Company (i) not to use any free writing prospectus other than a Permitted Free Writing Prospectus or a free writing prospectus the use of which the Company is deemed to have consented to pursuant to this sentence, and (ii) not to take any action without the Company’s consent, which consent shall be confirmed in writing, that would result in the Company being required to file with the Commission under Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     (e) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (f) If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (g) The Company will not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act in relation to, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the first day following the Closing Date; provided that nothing herein shall prevent the Company from establishing or increasing put equivalent positions or liquidating or decreasing call equivalent positions in the securities of the Company pursuant to the Company’s risk management policies and procedures as currently in effect.
     (h) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.
     (i) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will use its best efforts to so furnish the Prospectus on or prior to 3:00 p.m., Eastern time, on the Business Day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (j) The Company will arrange, if necessary, for the qualification of the Securities and the Guarantees for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and the Guarantees and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities and the Guarantees, in any jurisdiction where it is not now so subject.
     (k) The Company will use its best efforts to meet the requirements to qualify as a “real estate investment trust” under the Code for the taxable year in which sales of the Securities are to occur.
     (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Securities and the Guarantees, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act.
     (m) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and the Guarantees.
     (n) The Company will use the net proceeds from the sale of Securities and the Guarantees in the manner specified in the form of the prospectus supplement previously furnished to the Representatives.
     (o) The Company will take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Securities and the Guarantees.
     (p) Each Guarantor will provide such cooperation as the Company may require in fulfilling the foregoing obligations of this Section 5.
     (q) The Company acknowledges that the sentences and the paragraphs relating to the underwriting syndicate and to stabilization appearing under the caption “Underwriting” in the Prospectus constitute the only information furnished by the Underwriters as such information is referred to in Sections 1(b), 1(d), 8(a) and 8(b) hereof.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities and the Guarantees shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Execution Time and the Closing Time and to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:
     (a) The Registration Statement shall have become and shall be effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The preliminary prospectus supplement dated August 9, 2006 shall have been filed with the Commission in the manner required by Rule 424(b). A prospectus containing the Rule 430B

Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities and the Guarantees within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
     (b) The Company shall have requested and caused Greenberg Traurig, P.A. and Venable LLP, each counsel for the Company and the Guarantors, to have furnished to the Representatives the opinions, dated the Closing Date and addressed to the Representatives and reasonably satisfactory in form and substance to counsel for the Underwriters, to the effect that:
     (i) each of the Company, the Significant Subsidiaries and the Property Subsidiaries is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or formed, with full corporate, partnership or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; notwithstanding the foregoing, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of Florida, Georgia and Texas;
     (ii) all the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of each Significant Subsidiary and Property Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, as applicable, and except as described in the Disclosure Package and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Significant Subsidiaries and the Property Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries;
     (iii) the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus and the Securities and the Guarantees will conform to the descriptions thereof contained in the Disclosure Package and the Prospectus;
     (iv) the Securities have been duly and validly authorized, and, when issued and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to, and paid for by, the Underwriters pursuant to this Agreement, such Securities will constitute valid and legally binding obligations of the Company entitled to the benefits provided for in the Indenture and will be enforceable against the Company in accordance with their terms, subject to the Enforceability Limitations;

     (v) each Guarantee has been duly authorized, executed and delivered by the applicable Guarantor and constitutes a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms, subject to the Enforceability Limitations;
     (vi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, Disclosure Package or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;
     (vii) the statements included or incorporated by reference in the Disclosure Package and the Prospectus under the captions “Material Federal Income Tax Considerations”, “Description of Debt Securities”, “Description of the Notes and Guarantees” and “Risk Factors” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects;
     (viii) the Registration Statement became effective upon filing pursuant to Rule 462(e) of the 1933 Act Regulations; the Indenture has been qualified under the 1939 Act; and, to the knowledge of such counsel: any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in a manner and within the time period required by Rule 433(d), and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened by the Commission;
     (ix) the Registration Statement, including without limitation the Rule 430B information, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), other than the financial statements and other financial information contained or incorporated by reference therein, and those parts of the Registration Statement that constitute the statements of eligibility on Form T-1, and statements with respect to the DTC Information, as to which counsel need express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations;
     (x) the documents incorporated by reference into the Registration Statement, Disclosure Package or Prospectus, as of their respective effective or filing dates, other than the financial statements and other financial information contained or incorporated by reference therein, as to which counsel need express no opinion, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations;

     (xi) this Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;
     (xii) the Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors, as applicable, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company and such Guarantors enforceable against the Company and such Guarantors in accordance with its terms, subject to the Enforceability Limitations;
     (xiii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;
     (xiv) commencing with the Company’s taxable year beginning January 1, 1995, the Company has been organized in conformity with the requirements of the Code for qualification as a “real estate investment trust” for United States federal income tax purposes and its method of operation will enable it to continue to satisfy the requirements for qualification and taxation as a “real estate investment trust” under the Code;
     (xv) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the performance by the Company and the Guarantors of the transactions contemplated herein, except such as have been obtained under the Act or the 1939 Act, real estate syndication laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained; provided, however, that no opinion shall be required with respect to real estate syndication or blue sky laws;
     (xvi) except as set forth in the Disclosure Package and the Prospectus, neither the issue and sale of the Securities by the Company and the Guarantees by the Guarantors, the execution and delivery of this Agreement and the Indenture by the Company and the Guarantors, the consummation by the Company and the Guarantors of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (a) the charter or by-laws of the Company or any of its subsidiaries, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, where such conflict, breach or violation would constitute a Material Adverse Effect, or (c) any statute, law, rule, regulation, or any judgment, order or decree known to such counsel applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties, where such conflict, breach or violation would constitute a Material Adverse Effect; and

     (xvii) to such counsel’s knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those which have been effectively waived and those pursuant to the Registration Rights Agreement, dated January 1, 1999, by and between William L. Mack, David Mack, Earle Mack, Frederic Mack, and Robert A. Elkins, doing business as Frankline Development Co., and the Company.
     In addition, such counsel shall state that nothing has come to its attention that would lead it to believe that the Original Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which counsel need make no statement), at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which counsel need make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Disclosure Package (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which counsel need make no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Maryland, Florida, Texas, Georgia, Massachusetts and Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Time.
     (c) The Representatives shall have received from DLA Piper Rudnick Gray Cary US LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Company and each Guarantor shall have furnished to the Representatives a certificate of the Company, signed by its Chairman of the Board or the President and its principal financial or accounting officer, dated the Closing Date to the effect that the signers of such certificates have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any supplements to the Prospectus and this Agreement and that:
     (i) the representations and warranties of the Company and each Guarantor in this Agreement are true and correct on and as of the Closing Time with the same effect as if made at the Closing Time and the Company and each Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto) and since the respective dates as of which information is given in the Disclosure Package, there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (e) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the 1933 Act, the 1933 Regulations, the 1934 Act and the 1934 Act Regulations stating in effect that:
     (i) in their opinion the audited financial statements and financial statement schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations;
     (ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders, directors and each of the compensation committee, executive committee and audit and review committee of the Company and the Subsidiaries and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 31, 2005, nothing came to their attention which caused them to believe that:
     (1) (x) any material modifications should be made to the unaudited condensed consolidated balance sheet of the Company as of March 31, 2006 and June 30, 2006 and the unaudited condensed consolidated statements of income and cash flows for the three-month period ended March 31, 2006 and the six-month periods ended June 30, 2006 and June 30, 2005 included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, for them to be in conformity with generally accepted accounting principles or (y) such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations;
     (2) there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its Subsidiaries or capital stock of the Company or decreases in the net assets or stockholders’ equity of the Company as compared with the amounts shown on the December 31, 2005 consolidated balance sheet included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, or for the period from January 1, 2006 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter or the corresponding period in the prior year in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;
     (3) the information included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and
     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and in Exhibit 12 to the Registration Statement agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation; and
     (iv) on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (the “pro forma financial statements”), carrying out certain specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements. References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.
     (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure

Package and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e)(ii)(1) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities and the Guarantees as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).
     (g) The Chief Financial Officer of the Company shall have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in the form previously provided by the Representatives, that he or his staff have performed specified procedures as a result of which the Chief Financial Officer determined that certain information of an accounting, financial or statistical nature set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and in Exhibit 12 to the Registration Statement is true and correct and agrees with the accounting records of the Company and its Subsidiaries. References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.
     (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded the Securities or any other debt securities of the Company by any Rating Agency nor shall any notice have been given to the Company of (i) any intended or potential downgrading by any Rating Agency in such securities or (ii) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.
     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered at the office of DLA Piper Rudnick Gray Cary US LLP, counsel for the Underwriters, at 4700 Six Forks Road, Suite 200, Raleigh, North Carolina 27612, at the Closing Time.
     7. Expenses.
     (a) If the sale of the Securities and the Guarantees provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
(b) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder:
     (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, any Permitted Free Writing Prospectus, the Final Term Sheet, the Prospectus and each amendment or supplement to any of them;
     (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any preliminary prospectus, the Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities;
     (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and the Guarantees, including any stamp taxes in connection with the original issuance and sale of the Securities and the Guarantees;
     (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Guarantees;
     (v) Commission registration fees for the Securities and the Guarantees;
     (vi) the registration or qualification of the Securities and the Guarantees for offer and sale under the laws of any jurisdiction as provided in Section 5(j) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification);
     (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;
     (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities and the Guarantees;
     (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company;
     (x) the fees charged by the Rating Agencies for the rating of the Securities and the Guarantees at the request of the Company; and
     (xi) the costs and expenses of the Trustee under the Indenture.

     8. Indemnification and Contribution.
     (a) The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in any amendment thereof), including the Rule 430B Information, or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement (or in any amendment thereof), including the Rule 430B Information, or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and each Guarantor, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company or any Guarantor within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and the Guarantors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify such indemnifying party (and in cases where any Guarantor is an indemnifying party, the Company) in writing of the commencement thereof; but the failure so to notify any indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by such indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve such indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. Each indemnifying party shall be entitled to appoint counsel of an indemnifying party’s choice at the expense of such indemnifying party to represent the indemnified party in any action for which indemnification is sought (in which case each indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding an indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and each indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by such indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and such indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) such indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) such indemnifying party (or in the case where a Guarantor is an indemnifying party, the Company) shall authorize the indemnified party to employ separate counsel at the expense of each indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company and any Guarantor within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company and any Guarantor who shall have signed the Registration Statement and each director of the Company and each Guarantor shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities and Guarantees agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities and Guarantees set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities and Guarantees set forth opposite the names of all the remaining Underwriters) the Securities and Guarantees which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities and Guarantees which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities and Guarantees set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities and Guarantees, and if such nondefaulting Underwriters do not purchase all the Securities and Guarantees, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any major disruption of settlements of securities or clearance services in the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities and the Guarantees as contemplated by the Prospectus (exclusive of any supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and each Guarantor or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, any Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities and the Guarantees. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. No Fiduciary Relationship. EACH OF THE COMPANY AND THE GUARANTORS ACKNOWLEDGES THAT (i) IT IS CONTRACTING WITH THE UNDERWRITERS ON AN ARM’S-LENGTH BASIS TO PROVIDE THE SERVICES DESCRIBED HEREIN, (ii) THE UNDERWRITERS ARE NOT ACTING AS ITS AGENTS OR ADVISORS OR IN A FIDUCIARY CAPACITY WITH RESPECT TO IT, AND (iii) THE UNDERWRITERS ARE NOT ASSUMING ANY DUTIES OR OBLIGATIONS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. FURTHER, IT IS NOT THE INTENTION OF THE PARTIES TO CREATE A FIDUCIARY RELATIONSHIP BETWEEN THEM.
     13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Representatives at the address set forth on Schedule I and confirmed to the Representatives at the address set forth on Schedule I; or, if sent to the Company or any Guarantor, will be mailed, delivered or telefaxed to Equity One, Inc., 1600 N.E. Miami Gardens Drive, North Miami Beach, FL 33179, (fax no. (305) 947-1734) and confirmed to it at Equity One, Inc., 1600 N.E. Miami Gardens Drive, North Miami Beach, FL 33179, attention: Howard Sipzner, Executive Vice President and Chief Financial Officer.
     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     16. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Agreement” shall mean this Underwriting Agreement between the Company, the Guarantors and the Underwriters dated August 9, 2006.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or in the City of Atlanta.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Rating Agencies” shall mean Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantors and the several Underwriters.

Very truly yours, Equity One, Inc.
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

GUARANTORS:

Cashmere Developments, Inc.
Centerfund (US), LLC
Centrefund Realty (U.S.) Corporation
Equity One (Commonwealth) Inc.
Equity One (Delta) Inc.
Equity One (Florida Portfolio) Inc.
Equity One (Louisiana Portfolio) LLC
Equity One (North Port) Inc.
Equity One (Northeast Portfolio) Inc.
Equity One (Point Royale) Inc.
Equity One (Sky Lake) Inc.
Equity One (Southeast Portfolio) Inc.
Equity One (Summerlin) Inc.
Equity One (Sunlake) Inc.
Equity One (Walden Woods) Inc.
Equity One Acquisition Corp.
Equity One Realty & Management FL, Inc.
Equity One Realty & Management NE, Inc.
Equity One Realty & Management SE, Inc.
Equity One Realty & Management Texas, Inc.
EQY (Southwest Portfolio) Inc.
Gazit (Meridian) Inc.
IRT Alabama, Inc.
IRT Capital Corporation II
IRT Management Company
Louisiana Holding Corp.
Prosperity Shopping Center Corp.
Shoppes at Jonathan’s Landing, Inc.
Southeast U.S. Holdings Inc.
The Meadows Shopping Center, LLC
The Shoppes of Eastwood, LLC

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Vice President and Treasurer

IRT Partners, L.P.
By:	Equity One, Inc.

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Banc of America Securities LLC
By:	/s/ Peter J. Carbone
	Name:	Peter J. Carbone
	Title:	Vice President

Bear, Stearns & Co. Inc.
By:	/s/ Lesley Goldwasser
	Name:	Lesley Goldwasser
	Title:	Senior Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Bruce Schanzer
	Name:	Bruce Schanzer
	Title:	Vice President

For themselves and the other several Underwriters named in Schedule I.

SCHEDULE I
$125 Million Principal Amount of 6.25% Senior Notes due 2017

		Principal Amount of
	Nature of Lending	Securities and
Name of Underwriter	Relationship	Guarantees	Address
Representatives:
Banc of America Securities LLC	A participant in	$34,792,000	Banc of America
	the Company’s		Securities LLC
	credit facility		40 West 57th Street
			NY1-040-27-03
			New York, New York 10019
			Attention: High Grade
			Transaction
			Management/Legal

Bear, Stearns & Co. Inc.	None	$34,792,000	Bear, Stearns & Co. Inc.
			383 Madison Avenue
			New York, NY 10179

Merrill Lynch, Pierce, Fenner & Smith	None	$34,791,000	Merrill Lynch & Co.
Incorporated			4 World Financial Center
			250 Vesey Street
			New York, NY 10080

Others:

Deutsche Bank Securities Inc.	A participant in	$3,125,000
	the Company’s credit
	facility

J. P. Morgan Securities Inc.	A participant in	$3,125,000
	the Company’s
	credit facility

Wells Fargo Securities, LLC	A participant in	$3,125,000
	the Company’s
	credit facility

BB&T Capital Markets, a division	A participant in	$1,875,000
of Scott & Stringfellow, Inc.	the Company’s credit
	facility

BMO Capital Markets Corp.	A participant in	$1,875,000
	the Company’s
	credit facility

Commerzbank Capital Markets Corp.	A participant in	$1,875,000
	the Company’s
	credit facility

Morgan Keegan & Company, Inc.	A participant in	$1,875,000
	the Company’s
	credit facility

SunTrust Capital Markets, Inc.	A participant in	$1,875,000
	the Company’s
	credit facility

Wachovia Capital Markets, LLC	A participant in	$1,875,000
	the Company’s
	credit facility

SCHEDULE I(r)
LIST OF REGISTRATION RIGHTS AGREEMENTS
1.	Registration Rights Agreement dated October 28, 2002 among Equity One, Inc., Silver Maple (2001), Inc., M.G.N. (USA), Inc. and A-H Investments US, L.P.
2.	Amended and Restated Employment Agreement effective as of January 1, 2002, between Equity One, Inc. and Chaim Katzman.
3.	Amended and Restated Employment Agreement effective as of January 1, 2002, between Equity One, Inc. and Doron Valero.
4.	Stock Exchange Agreement dated May 18, 2001 among Equity One, Inc., First Capital Realty, Inc. (formerly Centrefund Realty Corporation) and First Capital America Holding Corp, as amended by the consent dated July 26, 2001 to the Assignment and Assumption Agreement dated July 26, 2001 among First Capital, First Capital Holding, Ficus, Inc. and Silver Maple (2001), Inc.
5.	Subscription Agreement dated October 4, 2000 between Equity One, Inc. and Alony Hetz Properties & Investments, Ltd.
6.	Registration Rights Agreement dated January 1, 1996 among Equity One, Inc., Chaim Katzman, Gazit Holdings, Inc., Dan Overseas Limited, M.G.N. Oil & Gas Resources, Ltd., Eli Macaby, Doron Valero and David Voolkan.
7.	Settlement Agreement dated March 6, 1998 among Gazit, Inc., Danbar Resources Ltd. And Dan Overseas.
8.	Investment Contract dated May 21, 1996 between Gazit-Globe (1982) Ltd., Dan Overseas, Gazit (1995), Inc., Equity One, Inc. and M.G.N. (USA), Inc.
9.	Registration Rights Agreement dated December 1998 by and between Mack Affiliates and Robert A. Elkins, doing business as Frankline Development Co., L.L.C., and Equity One, Inc.

SCHEDULE II
ISSUER FREE WRITING PROSPECTUSES
None, other than the Final Term Sheet attached as Schedule III to this Agreement.

SCHEDULE III
FINAL TERM SHEET
Filed pursuant to Rule 433
Relating to Preliminary Prospectus Supplement dated August 9, 2006 to the Registration Statement No. 333-132227
Dated August 9, 2006
$125,000,000
6.25% SENIOR NOTES DUE 2017
FINAL PRICING TERMS
August 9, 2006

ISSUER:	Equity One, Inc.

GUARANTEES:	Fully and unconditionally guaranteed by the subsidiaries of Equity One, Inc. listed in Annex A to the prospectus supplement.

PAR AMOUNT:	$125,000,000

EXPECTED RATINGS:	Baa3/BBB-

OFFERING FORMAT:	SEC Registered (No. 333-132227)

TRADE DATE:	August 9, 2006

SETTLEMENT DATE:	August 18, 2006 (T+7)

MATURITY DATE:	January 15, 2017

PRICING BENCHMARK:	UST 5.125% due 5/16

UST YIELD:	4.945%

DEALER CONCESSION	40 bps

RE-ALLOWANCE SPREAD:	25 bps

YIELD TO MATURITY:	6.315%

COUPON:	6.25%

PUBLIC OFFERING PRICE (%)	99.517%

GROSS SPREAD (%):	0.65%

GROSS SPREAD ($):	$812,500

PURCHASE PRICE (%):	98.867%

NET PROCEEDS TO ISSUER:	$123,583,750 before expenses

INTEREST PAYMENT DATES:	January 15 and July 15, beginning January 15, 2007

OPTIONAL REDEMPTION:	Make Whole Call @ T+20 bps

CUSIP:	294752 AD 2

ISIN:	US294752AD20

JOINT BOOK-RUNNING MANAGERS:	Banc of America Securities LLC Bear, Stearns & Co. Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

SENIOR CO-MANAGERS:	Deutsche Bank Securities Inc. J. P. Morgan Securities Inc. Wells Fargo Securities, LLC

CO-MANAGERS:	BB&T Capital Markets, a division of Scott
& Stringfellow, Inc.
BMO Capital Markets Corp.
Commerzbank Capital Markets Corp.
Morgan Keegan & Company, Inc.
SunTrust Capital Markets, Inc.
Wachovia Capital Markets, LLC
Affiliates of one or more of the underwriters own a portion of our 7.25% Senior Notes due 2007 and/or are lenders under our unsecured revolving credit facility and, therefore, may receive a share of the net proceeds of the offering, to the extent such proceeds are used to redeem any of the 7.25% Senior Notes due 2007 owned by them or reduce any outstanding borrowings owed to such bank under our unsecured revolving credit facility. SunTrust Capital Markets, Inc. is an affiliate of SunTrust Bank, which is the trustee under the indenture.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Banc of America Securities LLC toll free at 1-800-294-1322 or by email at dg.prospectus_distribution@bofasecurities.com.